Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of our report dated March 1, 2006 related to the financial statements which appear in Quest Resource Corporation's Form 10K for the year ended December 31, 2005.

/s/ Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, Oklahoma
March 29, 2006